UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

Everbridge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37874	26-2919312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 400, Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 230-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cinta Putra, co-founder and member of the Board of Directors (the “Board”) of Everbridge, Inc. (the “Company”), informed the Board on March 31, 2017 of her intention to retire from the Board, effective as of the date of the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”), and to not stand for reelection at the Annual Meeting. Ms. Putra served as Chief Executive Officer of the Company from its founding in 2002 until September 2011, and as its Chief Financial Officer and Senior Vice President, Business Operations from September 2011 to November 2014. Since then, Ms. Putra has served solely in a non-operating capacity as a member of the Board. The Company and the Board are grateful to Ms. Putra for her 15 years of distinguished service.

Since January 2016, Ms. Putra has been the Chief Executive Officer of Eve Hansen, a cosmetics company.

Ms. Putra’s retirement is not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. In connection with her retirement, the Board will reduce the size of the Board from six to five positions, effective as of the conclusion of the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: March 31, 2017	By:	/s/ Elliot J. Mark
Elliot J. Mark Senior Vice President, General Counsel and Secretary